As filed with the Securities and Exchange Commission on June 9, 1998.
                                                      Registration No.  ________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             VALLEY NATIONAL BANCORP
             (Exact name of Registrant as specified in its charter)

                                   New Jersey
         (State or other Jurisdiction of Incorporation or Organization)


                                   22-2477875
                      (I.R.S. Employer Identification No.)

                                1455 Valley Road
                             Wayne, New Jersey 07474
                                 (973) 305-8800
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                                GERALD H. LIPKIN
                 Chairman, President and Chief Executive Officer
                                1455 Valley Road
                             Wayne, New Jersey 07474
                                 (973) 305-8800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

                              RONALD H. JANIS, ESQ.
                          Pitney, Hardin, Kipp & Szuch
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-6300

        Approximate date of commencement of proposed sale to the public:
                 As soon as practicable following effectiveness

             If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|


                                          CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================
Title of each class of                            Proposed maximum       Proposed maximum
   securities to be          Amount to be        offering price per     aggregate offering          Amount of
      registered              registered               unit (1)              price (1)          registration fee
                              ----------               ----                  -----              ----------------
Common  Stock,  No  par         200,000                $30.06               $6,012,000               $1,774
value


(1) Pursuant to Rule 457(c), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of computing the registration fee based upon the high and low sale prices of such stock as reported on The New York Stock Exchange on June 4, 1998.

                                   PROSPECTUS



                             VALLEY NATIONAL BANCORP
             -------------------------------------------------------

                           DIVIDEND REINVESTMENT PLAN
             -------------------------------------------------------

                                  Common Stock
                                 (No Par Value)

         The Dividend Reinvestment Plan (the "Plan") of Valley National Bancorp ("Valley") provides shareholders of Valley with a convenient, economical and systematic method of purchasing additional shares of Common Stock of Valley, no par value ("Common Stock"), without payment of any brokerage commissions or other charges,

         If you are a shareholder of Valley, you may choose to have future cash dividends automatically invested in Common Stock and while participating in the dividend reinvestment program you may also make voluntary cash payments of between $50 to $5,000 per month to purchase additional shares of Common Stock.

         The Plan provides that shares may be purchased for you directly from Valley out of its authorized but unissued or treasury shares, in the open market or in privately negotiated transactions.

         The price to participants of shares purchased under the Plan will be the average price paid for such shares by the Plan's administrator, American Stock Transfer & Trust Company (the "Administrator"). The price to the Administrator of shares purchased directly from Valley with reinvested dividends will be the average of the closing sales prices of the Common Stock as reported by The New York Stock Exchange for the five trading days prior to Valley's dividend payment date. The price to the Administrator of shares purchased directly from Valley with voluntary cash payments will be the closing price of the Common Stock as reported by The New York Stock Exchange on the first trading day of the month following the date in which such voluntary cash payments are received by the Administrator. The price to the Administrator of shares purchased in the open market or in privately negotiated transactions will be the price actually paid in such transactions by the Administrator.

         The Plan does not represent a statement of dividend policy or a guarantee of future dividends. Dividends will be within the discretion of Valley's Board of Directors and will be dependent upon various factors, including, without limitation, the future earnings and financial condition of Valley.

         This Prospectus relates to 200,000 authorized and previously unissued or treasury shares of Common Stock registered for purchase under the Plan.

            This Prospectus should be retained for future reference.
 ------------------------------------------------------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
 ------------------------------------------------------------------------------

                  The date of this Prospectus is June 9, 1998.

         No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by Valley. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Valley since the date hereof.


                              AVAILABLE INFORMATION


         Valley is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Commission's public reference facilities located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's New York Regional Office located at 7 World Trade Center, New York, New York 10048. Copies of such material may also be obtained the Commissions' Public Reference Section located at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov. In addition, the Common Stock is listed on The New York Stock Exchange and certain reports, proxy materials and other information may also be inspected at the offices of The New York Stock Exchange located at 20 Broad Street, New York, New York 10006.

This Prospectus incorporates by reference certain documents which are not presented herein or delivered herewith. See "Incorporation of Certain Documents by Reference." Copies of such documents may be obtained without charge upon written or oral request. Such request should be made to:

                  Valley National Bancorp
                  1455 Valley Road
                  Wayne, New Jersey 07474
                  Attention:  Shareholder Relations Department
                  Telephone:  973-305-3380

                                TABLE OF CONTENTS

AVAILABLE INFORMATION..........................................................2
VALLEY NATIONAL BANCORP........................................................4
DESCRIPTION OF THE PLAN........................................................4
         Automatic Dividend Reinvestment.......................................4
         No Administration Fees or Brokerage Commissions.......................4
         Voluntary Cash Investments............................................4
         Simplified Recordkeeping..............................................4
         Share Safekeeping.....................................................4
Administrator..................................................................5
         How To Participate....................................................5
Termination....................................................................5
         Terms and Conditions of the Plan......................................5
FEDERAL INCOME TAX CONSEQUENCES................................................8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................9
EXPERTS.......................................................................10
USE OF PROCEEDS...............................................................10
LEGAL OPINION.................................................................10
COMMISSION'S POSITION ON INDEMNIFICATION
     FOR SECURITIES ACT LIABILITIES...........................................10

                             VALLEY NATIONAL BANCORP

         Valley, a New Jersey corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Valley's principal subsidiary, Valley National Bank, is a commercial bank established under the laws of the United States of America which provides a full range of commercial and retail banking services as well as personal, corporate and pension trust and other fiduciary services. Valley's principal executive offices are located at 1455 Valley Road, Wayne, New Jersey 07474.

                             DESCRIPTION OF THE PLAN

Automatic Dividend Reinvestment

         By your request prior to the record date for the dividend, American Stock Transfer & Trust Company (the "Administrator") can automatically reinvest the full amount of your dividends, by buying additional shares of Common Stock directly from Valley out of its authorized but unissued or treasury shares, in the open market or in privately negotiated transactions.

         Even if your dividend is not big enough to buy a whole share of Common Stock, you will be credited with a fractional share computed to three decimal places. Fractional shares earn dividends toward the next dividend payment the same way full shares do.

No Administrative Fees or Broker Commissions

         You will save on broker's commissions. Since there is no extra charge to you for commissions or trust services, the entire dollar amount of your dividend will be invested. All costs are paid by Valley when shares or fractions are bought or sold through the Plan.

Voluntary Cash Investments

         Under the Plan, you have the option of adding to your investment with voluntary cash payments. After your first dividend has been invested, you can invest amounts from $50 to $5,000 per month. Payments may be made by check or by instructing the Administrator to withdraw a specified amount from your personal checking, savings or other bank account to be put into your dividend reinvestment account. Payments can be made at any time, as often as you like. Funds will be accumulated, without interest, and shares will be purchased either monthly or when there are sufficient funds to purchase 100 shares.

Simplified Recordkeeping

         You will receive a detailed statement showing your total cash dividends received, the number of shares purchased and total shares held in the Plan after each investment.

Share Safekeeping

         The Plan provides a stock deposit feature to eliminate the need for participants in the Plan ("Participants") to hold physical stock certificates. If a Participant currently holds physical stock certificates and would like to combine these shares with the Participant's shares held in book entry form with the Administrator, the Participant must send the Administrator the stock certificates and a letter of instruction. There is no charge for this service. The certificates do not need to be endorsed. Stock certificates should be sent by certified or registered/insured mail or by some other safe means as the Participant bears the risk of loss in transit.

Administrator

         The Plan is administered by the Administrator, American Stock Transfer & Trust Company, whose is also the Transfer Agent for Valley. Once you have enrolled in the Plan, you do not need to take any further action unless you opt to send additional voluntary cash investments. The Administrator will handle all the details of each transaction.

How To Participate

         If you wish to reinvest your dividends automatically or make additional cash investments in Common Stock, simply complete the enclosed authorization form and mail it to the Administrator. Send all communications to the following address:

                     American Stock Transfer & Trust Company
                                 40 Wall Street
                               New York, NY 10005
                        Attention: Dividend Reinvestment
                                  800-278-4353

         Please do not send any stock certificates or dividend checks to the Administrator when enrolling in the Plan. All correspondence for or questions about the Plan should be sent to the Administrator at the above address and should include a reference to Valley . Please do not send any correspondence to Valley.

Termination

         No permanent commitment is required. You may withdraw full shares from your account at any time, and you can terminate your participation in the Plan at any time up to the next dividend record date by writing to the Administrator. If you terminate your participation in the Plan, stock certificates will be issued in your name or, if you so direct, your shares will be sold for you at the current market price. At the time of termination, any fractional shares will be converted to cash based upon the current market price. A check for the proceeds will be sent to you.

Terms and Conditions of the Plan

         The following constitutes the provisions of the Plan. The Plan has been authorized by Valley's Board of Directors and will continue until terminated by Valley.

                  1. American Stock Transfer & Trust Company (the "Administrator") will establish a Dividend Reinvestment Account (the "Account") for each shareholder of Valley who authorizes his or her participation in the Plan for shareholders of Valley. The Administrator will credit to the Account of each participant (the "Participant") in the Plan funds received by the Administrator from each of the following three sources:

         (i) all or part of the cash dividends ("Dividends") received from Valley (a) by the Administrator as agent for the Participant on all shares of Common Stock registered in the Participant's name on the books of Valley and (b) by the Administrator on all full shares of Common Stock and fractional share equivalents credited to the Participant's Account.

         (ii) all Voluntary Cash Payments pursuant to Paragraph 3 below received by the Administrator from the Participant; and

         (iii) the proceeds received by the Administrator from the sale of Dividend Securities pursuant to Paragraph 2 below.

                  2. Acting as agent for each Participant, the Administrator will apply the funds credited to the Participant's Account pursuant to Paragraph 1 above to the purchase of shares of Common Stock and fractional share equivalents (the "Additional Shares") and will credit the number of Additional Shares so purchased to the Participant's Account. As provided in Items 3 and 11 below, Additional Shares may be purchased for the Participant's Account with the credited funds received by the Administrator from any source specified in Paragraph 1 above in respect of all Participants in the Plan or with the combined funds from two or three such sources in respect of such Participants. The prices at which the Administrator shall be deemed to have acquired Additional Shares for the Participant's Account shall be the average price as specified in Paragraph 5 below, of all Additional Shares purchased by it as agent for all Participant's in the Plan with the funds from each source being separately applied or with the combined funds of all sources being concurrently applied, as the case may be.

                  3.  After  the  first   Dividend   has  been  applied  by  the
Administrator under the Plan to the purchase of Additional Shares for the Participant's Account, the Participant at his or her option, may from time to time, invest additional amounts from $50 up to the maximum of $5,000 in any one month ("Voluntary Cash Payment"). Voluntary Cash Payments may be made by check or money order to the Administrator or by instructing the Administrator to withdraw a particular amount from your personal checking, savings or other bank account ("Automatic Cash Investments"). To activate the Automatic Cash Investment method of making Voluntary Cash Payments you must complete an Automatic Cash Investment Authorization Agreement which can be obtained from the Administrator. Voluntary Cash Payments made by check or money order must be accompanied by a written instruction, in the form of the tear-off portion attached to the Statement described in Paragraph 4 below, to apply such Voluntary Cash Payment to the purchase of Additional Shares for the Participant's Account. The Administrator will credit such Voluntary Cash Payment to the Account of the Participant and apply such funds together with the next Dividend it receives as agent for the Participant to the purchase of Additional Shares for the Participant's Account. The Administrator will accumulate funds, without interest, and will purchase shares at least monthly or when it has accumulated sufficient funds to purchase 100 shares. The Administrator, as its option, may, if such Voluntary Cash Payment is received within 30 days after the last Dividend Payment date and provided that sufficient Voluntary Cash Payments are similarly received from other Participants in the Plan, apply all the Voluntary Cash Payments so received to the purchase of Additional Shares as soon as practicable after such thirtieth day.

                  4. As soon as practicable after each Dividend has been applied to the purchase of Additional Shares, the Administrator will mail to each Participant a statement (the "Statement") describing the transactions in the Participant's Account subsequent to those described on the previous Statement.

                  5. At Valley's discretion and direction, the Administrator will purchase Additional Shares pursuant to the Plan from Valley out of its authorized but unissued or treasury shares. The price of Additional Shares purchased from Valley out of its authorized but unissued or treasury shares will be (i) if purchased with reinvested dividends, the average of the closing prices of the Common Stock as reported by The New York Stock Exchange for the five trading days prior to Valley's dividend payment date or (ii) if purchased with Voluntary Cash Payments, the closing price of the Common Stock on the first trading day of the month following the date in which such Voluntary Cash Payments are received by the Administrator. If Valley does not direct that purchases of Additional Shares be made from it, purchases of Additional Shares will be made by the Administrator on any securities exchange where the Common Stock is traded, in the over-the-counter market or in privately negotiated transactions with sellers other than Valley or its affiliates and may be on such terms as to price, delivery and otherwise, and will be executed through such brokers, as the Administrator may determine. In making purchases of Additional Shares pursuant to Paragraph 2 above and in making sales of Dividend Securities pursuant to Paragraph 11 below for the Participant's Account, the Administrator will commingle the Participant's funds with those of all other Participant's in the Plan. The Administrator will hold the Additional Shares of all Participants in the Plan in the names of its nominee. The Administrator shall have no responsibility for any fluctuation in the market value of the Additional Shares purchased for the Participant's Account.

                  6. No certificates representing the Additional Shares purchased for the Participant's Account will be issued to the Participant unless the Participant so requests or until the Participant's Account is terminated and the Participant so elects as provided in Paragraph 9 below. Such requests and elections must be made in writing to the Administrator, and in the case of such request, must be made after the purchase of the Additional Shares for the Participant's Account to which such request relates. No charge will be made for the issuance of one or more certificates for all or part of the full Additional Shares credited to the Participant's Account. No certificate will be issued for a fraction of an Additional Share.

                  7. The Administrator will make every effort to apply the whole amount of the funds available in the Participant's Account to the purchase of Additional Shares as promptly as reasonably practicable, and (except in the case of Voluntary Cash Payments) in any event prior to the next ensuing dividend date, unless any applicable federal securities or other laws may curtail or suspend the purchase of Additional Shares by the Administrator. If such curtailment or suspension continues for a period longer than 90 days, the Administrator will promptly mail to the Participant a check payable to Participant's order in the amount of any unapplied funds in the Participant's Account.

                  8. The fact that Dividends automatically are invested under the Plan does not relieve the Participant of any liability for taxes which may be otherwise payable on such Dividends. Dividends received by the Administrator during any calendar year on Additional Shares (in this case, including fractional share equivalents) credited to the Participant's Account will be included in an information return to the Internal Revenue Service, if required, and a copy of such return will be mailed to the Participant.

                  9. Participation in the Plan may be terminated either by the Administrator or by the Participant at any time by the giving of written notice as provided in Paragraph 15 below, provided that the Administrator may apply any funds in the Participant's Account to the purchase of Additional Shares.
Together  with the  giving of written  instructions  by the  Participant  to the
Administrator to terminate his Account or in written response to the Administrator's notice of termination of his Account, the Participant shall elect whether he or she wishes to receive a certificate or certificates representing the full Additional Shares accumulated in Participant's Account or whether he wishes the Administrator to sell as Participant's agent all or part of such shares and deliver to Participant the proceeds of such sale. Shares to be sold may be aggregated with those of other terminating Participants, in which case the proceeds to each Participant will be based on the average sales price. In every case of termination, fractions of Additional Shares accumulated in the Participant's Account will be paid for in cash at the Settlement Price. The Settlement Price for any fractions of Additional Shares accumulated in the Participant's Account will be the closing market price of the Common Stock on the date of termination of participation in the Plan.

                  10. If the Participant disposes of all shares of Valley's capital stock registered in such Participant's name on the books of Valley, the Administrator may, at its option, terminate the Participant's Account or, until otherwise notified in writing by the Participant, continue to apply to the purchase of Additional Shares for Participant's Account all funds thereafter credited to the Participant's Account pursuant to Paragraph 1 above.

                  11. Any dividends in the form of shares of Common Stock and any shares resulting from a split of Common Stock distributed by Valley on Additional Shares accumulated in the Participant's Account will be credited to the Participant's Account and reflected in the Statement described in Paragraph 4 above. In the event that Valley makes available to the holders of its Common Stock, rights to purchase additional shares of Common Stock, or other securities of Valley, the Administrator will, except as otherwise provided in this Paragraph 11, sell such rights or other securities, as the case may be (the
"Dividend Securities"), accruing to the Additional Shares credited to the Participant's Account and apply the resulting funds to the purchase of Additional Shares for the Participant's Account prior to or in conjunction with application of the next Dividend or Voluntary Cash Payment. The price at which the Administrator shall be deemed to have sold Dividend Securities for the Participant's Account shall be the average price of all Dividend Securities sold by it as agent for all Participants in the Plan. If Participant wishes to receive the Dividend Securities, Participant should request the Administrator, prior to the record date for payment of the Dividend Securities, to issue certificates to Participant for the Dividend Securities so that these specific Dividend Securities accruing to Participant's Additional Shares will flow directly to Participant. Any fractional unit of Dividend Securities will be sold by the Administrator and the resulting funds will be applied to the purchase of Additional Shares for the Participant's Account as provided above in this Paragraph 11.

                  12. Additional Shares accumulated in the Participant's Account (excluding any fractional share equivalent) will be voted or abstained in the same manner as the Participant votes or abstains the shares of Valley's Common Stock registered in such Participant's name on the books of Valley, by proxy or in person at any meeting of shareholders of Valley.

                  13. The Administrator shall incur no liability hereunder for any action taken, suffered, or omitted by it in good faith including, without limitation, any claims of liability (1) arising out of failure to terminate the Participant's Account, upon the Participant's death or otherwise, prior to the receipt of notice in writing of such death or termination and (2) with respect to prices at which Additional Shares are purchased or Additional Shares or Dividend Securities are sold for the Participant's Account and the terms on which such purchases and sales are made, subject to applicable provisions of federal securities laws.

                  14. Except as provided in Paragraph 13 above with respect to notice of termination of participation in the Plan, any notice, instruction, request or election which by any provision of the Plan is required or permitted to be given or made by the Participant to the Administrator shall be in writing and shall be deemed to have been sufficiently given or made for all purposes by being deposited postage pre-paid in a post office letter box addressed to:
American  Stock Transfer & Trust  Company,  40 Wall Street,  New York, NY 10005,
Attention: Dividend Reinvestment.

                  15. Any notice or certificate which by any provision of the Plan is required to be given by the Administrator to the Participant shall be in writing and shall be deemed to have been sufficiently given for all purposes by being deposited postage prepaid in a post office letter box addressed to the Participant at his or her address as it shall last appear on the Administrator's record.

                  16. The terms and conditions of the Authorization for the Dividend Investment Plan of the Administrator and of the Plan and its operation shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  17. The Administrator will safekeep any physical stock certificates representing shares of Common Stock and combine such shares with the Participant's shares held in book entry form with the Administrator. To take advantage of this safekeeping feature of the Plan, the Participant must send the physical stock certificates with a letter of instruction to the Administrator. The Participant shall bear the risk of loss while the stock certificates are in transit.

                  18. The Plan may be amended or supplemented by the Administrator at any time or times by mailing appropriate notice prior to the effective date thereof to the Participant at his last address of record. The amendment or supplement shall conclusively be deemed to be accepted by the Participant unless prior to the effective date thereof the Administrator receives written notice of the termination of his account. Any such amendment may include the appointment by the Administrator in its place and stead of a successor agent under the Plan provided such successor is a bank or Administrator company organized under the laws of the United States or any state thereof. Valley is authorized to pay such successor agent for the account of each Participant in the Plan all dividends and distributions payable on shares of Common Stock in his name or in his account, the same to be applied by such successor agent as provided in the Plan.


                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary is not intended to be an exhaustive treatment of the Federal income tax consequences of participating in the Plan. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the tax treatment discussed below. Accordingly, and because tax consequences may differ among participants in the Plan, you are urged to consult your own tax advisor to determine the particular tax consequences (including state income tax consequences) that may result from your participation in the Plan and the subsequent disposal of shares purchased under the Plan.

         Generally, if Common Stock is purchased in the open market or in privately negotiated transactions with reinvested dividends, the amount of your taxable distribution will be equal to the cash dividend reinvested. If shares are purchased directly from Valley with reinvested dividends, the amount of your taxable distribution will be equal to the fair market value of the Common Stock on the dividend payment date. If shares are purchased in the open market or in privately negotiated transactions, your share of brokerage fees paid by Valley will also be taxed as an additional dividend to you, to the extent Valley has earnings and profits. No brokerage fees are incurred on shares purchased from Valley.

         Shares of Common Stock purchased in the open market or in privately negotiated transactions with reinvested dividends will have a cash basis equal to the amount paid for such shares, increased by any brokerage fees treated as a dividend to you. Shares of Common Stock purchased from Valley with reinvested dividends will have a tax basis equal to the amount of the dividend. Whether purchased in the open market or in privately negotiated transactions or from Valley, the shares will have a holding period beginning on the day following the purchase date.

         If you make voluntary cash payments to the Plan, you will be deemed to have received an additional taxable distribution in the amount of your pro rata share of brokerage commissions paid by Valley. The brokerage commissions will be incurred only when the Common Stock is purchased in the open market or in privately negotiated transactions. The tax basis of such shares purchased with all additional cash payments is the sum of the purchase price and your pro rata share of brokerage commissions, if any, paid by Valley. Again, your holding period will begin on the day after the purchase.

         You should not be treated as receiving an additional taxable distribution relating to a pro rata share of the Administrator fees or other costs of administrating the Plan being paid by Valley. However, there can be no assurances that the Internal Revenue Service ("IRS") will agree with this position. The Company has no present plans to seek formal advice from the IRS on this issue.

         You will not recognize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at your request or by you after withdrawal from or termination of the Plan. You will also recognize gain or loss when you receive cash payments for fractional shares credited to your account. The amount of gain or loss will be the difference between the amount you receive for your whole shares or fractional shares and the tax basis for each share. Generally, the gain or loss will be a capital gain or loss, long-term or short-term depending on your holding period.

         Generally, dividends are not subject to Federal income tax withholding and therefore the full amount of the dividend will be reinvested under the Plan with the corresponding tax consequences discussed above. However, certain shareholders who fail to comply with certain identification and certification requirements may be subject to backup withholding for Federal income tax purposes. In the event such backup withholding applies to your account, Valley will withhold the required amount and only the net dividend on such shares will be applied to the purchase of Additional Shares. You should contact your tax advisor or the IRS for additional information regarding your withholding requirements and the tax consequences to you of your participation in the Plan. Regular statements sent to such participants will indicate the amount of tax withheld. Valley cannot refund amounts withheld.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         As of any time on or after the date of this Prospectus, the following documents filed by Valley with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

         1.       Annual  Report on Form 10-K for the year  ended  December  31,
                  1997;

         2. Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and

         3. The description of the Common Stock which is contained in Valley's Registration Statement on Form 8-A including any amendment or report filed for the purpose of updating such description.

         All documents filed by Valley pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the termination of the offering of Common Stock through the Plan shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

         A copy of any or all of the documents referred to above which have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained by following the instructions under "Available Information" above.

                                     EXPERTS

         The consolidated financial statements of Valley for the three years ended December 31, 1997 incorporated by reference to Valley's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission), given upon the authority of such firm as experts in accounting and auditing.


                                 USE OF PROCEEDS

         In the event any shares of Common Stock are purchased under the Plan from Valley, the proceeds received by Valley will be used for general corporate purposes.


                                  LEGAL OPINION

         The validity of the shares of Common Stock to which this Prospectus relates has been passed upon for Valley by Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey 07932.


                SECURITIES AND EXCHANGE COMMISSION'S POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Valley's Certificate of Incorporation provides that it shall indemnify its directors and certain of its officers, acting in such capacity to the full extent permitted by applicable State of New Jersey Law, from all liabilities and reasonable expenses incurred by them in connection with suits or proceedings against them.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling Valley pursuant to the foregoing provisions, Valley has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Other Expenses of Issuance and Distribution.
         SEC Registration Fee.......................................     $     1,774
         Legal Fees and Expenses....................................     $     4,000
         Accounting Fees and Expenses...............................     $     2,000
         Printing and Engraving.....................................     $     3,500
         Miscellaneous..............................................     $       500
         Total......................................................     $    11,774



Item 15.   Indemnification of Directors and Officers.

         Indemnification. Article VI of the certificate of incorporation of Valley provides that Valley shall indemnify its present and former officers, directors, employees, and agents and persons serving at its request against expense, including attorney's fees, judgments, fines or amounts paid in settlement, incurred in connection with any pending or threatened civil or criminal proceeding to the full extent permitted by the New Jersey Business Corporation Act. The Article also provides that such indemnification shall not exclude any other rights to indemnification to which a person may otherwise be entitled, and authorizes the corporation to purchase insurance on behalf of any of the persons enumerated against any Liability whether or not the corporation would have the power to indemnify him under the provisions of Article VI.

         The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

         With respect to any derivative action, the corporation, is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

         The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors, (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

         A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

         Exculpation. Article VIII of the certificate of incorporation of Valley provides:

          A director or officer of Valley shall not be personally liable to Valley or its shareholders for damages for breach of any duty owed to Valley or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to Valley or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate actin further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of Valley shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

          Any repeal or modification of the foreground paragraph by the shareholders of Valley or otherwise shall not adversely affect any right or protection of a director or officer of Valley existing at the time of such repeal or modification.

The New Jersey Business Corporation Act, as it affects exculpation, has not been changed since the adoption of this provision by Valley in 1987.



Item 16.   Exhibits


         Exhibit
         Number          Description of Document


         4.1             Certificate of Incorporation of Valley        *

         4.2             By-laws of Valley                             *

         4.3             Form of Common Stock Certificate of Valley    *

         5               Opinion  of  Pitney,  Hardin,  Kipp  &
                         Szuch  as  to  the   legality  of  the
                         securities to be registered

         23.1            Consent of KPMG Peat Marwick

         23.2            Consent of Pitney, Hardin, Kipp & Szuch
                         (included in Exhibit 5)

         24              Powers  of  Attorney   (set  forth  on
                         signature  page  of  the  Registration
                         Statement)


* Incorporated by reference


Item 17.   Undertakings.

                  The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (i)      to  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY


                  Each person whose signature to the Registration Statement appears below hereby appoints Gerald H. Lipkin, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all subsequent amendments to the Registration Statement, which amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of New Jersey, on this 9th day of June, 1998.

                                           VALLEY NATIONAL BANCORP

                                          GERALD H. LIPKIN
                                      By: _______________________________
                                          Gerald H. Lipkin, Chairman, President
                                              and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 9th day of June, 1998.

                              SIGNATURES AND TITLES


GERALD H. LIPKIN                                     PETER SOUTHWAY
---------------------------------------              ------------------------------------
Gerald H. Lipkin                                     Peter Southway
Chairman of the Board, President and                 Vice Chairman
Chief Executive Officer                              (Principal Financial Officer)
(Principal Executive Officer)

ANDREW B. ABRAMSON                                   ALAN D. ESKOW
---------------------------------------              ------------------------------------
Andrew B. Abramson                                   Alan D. Eskow
Director                                             Corporate Secretary and Senior Vice President
                                                     (Principal Accounting Officer)

                                                     JOSEPH COCCIA, JR
---------------------------------------              ------------------------------------
Pamela Bronander                                     Joseph Coccia, Jr.
Director                                             Director

AUSTIN C. DRUKKER
---------------------------------------              ------------------------------------
Austin C. Drukker                                    Willard L. Hedden
Director                                             Director


---------------------------------------              ------------------------------------
Graham O. Jones                                      Walter H. Jones, III
Director                                             Director

                                                     JOLEEN MARTIN
---------------------------------------              ------------------------------------
Gerald Korde                                         Joleen Martin
Director                                             Director

ROBERT E. McENTEE
---------------------------------------              ------------------------------------
Robert E. McEntee                                    William McNear
Director                                             Director

                                                     ROBERT RACHEWSKY
---------------------------------------              ------------------------------------
Sam P. Pinyuh                                        Robert Rachesky
Director                                             Director


BARNETT RUKIN
---------------------------------------              ------------------------------------
Barnett Rukin                                        Richard F. Tice
Director                                             Director

LEONARD VORCHEIMER                                   JOSEPH L. VOZZA
---------------------------------------              ------------------------------------
Leonard Vorcheimer                                   Joseph L. Vozza
Director                                             Director


                                INDEX TO EXHIBITS


         Exhibit
         Number        Description of Document


         4.1           Certificate of Incorporation of Valley                 *

         4.2           By-laws of Valley                                      *

         4.3           Form of Common Stock Certificate of Valley             *

         5             Opinion  of  Pitney,  Hardin,  Kipp  &
                       Szuch  as  to  the   legality  of  the
                       securities to be registered

         23.1          Consent of KPMG Peat Marwick

         23.2          Consent of Pitney, Hardin, Kipp & Szuch
                       (included in Exhibit 5)

         24 Powers of Attorney (set forth on signature of the Registration Statement)


* Incorporated by reference